EXHIBIT 99.1

Contacts: Carlo Bertolini
480/693-5729

FOR IMMEDIATE RELEASE: Thursday, Dec. 30, 2004

AMERICA WEST FINANCES ITS MAINTENANCE FACILITY AND
FLIGHT CENTER

     PHOENIX—America West Airlines (NYSE: AWA), a wholly owned subsidiary of America West Holdings Corporation, today announced it has entered into an agreement to raise additional capital by financing its Phoenix maintenance facility and flight training center. The flight training center was previously unencumbered, and the maintenance facility became unencumbered earlier this year when the airline refinanced its term loan. Using these two facilities as collateral, the airline, on Dec. 27, 2004, raised $30.8 million through the issuance of a senior secured discount note. The new note requires principal payments of $1.5 million on the first two anniversary dates with the remaining principal amount due on the fifth anniversary date. Citigroup Global Markets, Inc. acted as a structuring agent in connection with the financing.

     As part of this transaction, America West called for redemption of all of its outstanding 10.75 percent senior unsecured notes due Sept. 1, 2005. The redemption date is Jan. 26, 2005. The senior unsecured notes will be redeemed at par, which will require a payment of $41.3 million to extinguish the debt. The airline irrevocably deposited the $30.8 million raised through the maintenance facility and flight training center financing, together with an additional $10.5 million from its operating cash flow, with the trustee for the senior unsecured notes. America West has filed additional information about this transaction on Form 8-K with the Securities and Exchange Commission.

     America West’s Chief Financial Officer Derek Kerr stated, “This transaction allows us to extend debt maturities and create additional liquidity. Although we used cash to prepay existing debt, the prepaid debt would have matured in the third quarter of 2005 and this transaction provides approximately $30 million in additional liquidity in the fourth quarter 2005. Today’s announcement provides further evidence that the market continues to support our business plan and our goal to strengthen our balance sheet.”

     America West Holdings Corporation is an aviation and travel services company. Wholly owned subsidiary America West Airlines is the nation’s second largest low-cost carrier with 13,000 employees serving 55,000 customers a day in 96 destinations in the U.S., Canada, Mexico and Costa Rica.

This press release contains forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995 that involve risks and uncertainties that could cause America West’s actual results and financial position to differ materially from these statements. The forward-looking statements include the statements regarding our liquidity and the extension of debt maturities. These statements are based on the assumption that America West’s loans will not require prepayment prior to their scheduled maturities and on current projections of America West’s liquidity. In addition, these forward-looking statements are subject to general risks and uncertainties applicable to America West and its financial and operational performance, including, but not limited to, the duration and extent of the current soft economic conditions; the impact of global instability including the continuing impact of the continued military presence in Iraq and
Afghanistan and the terrorist attacks of Sept. 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events; limitations on our ability to obtain additional financing due to high levels of debt and the financial and other covenants in our debt instruments; changes in federal and state laws and regulations; changes in prevailing interest rates and the availability of and terms of financing to fund our business; the ability to attract and retain qualified personnel; the cyclical nature of the airline industry;
competitive practices in the industry; the impact of changes in fuel prices; relations with unionized employees generally and the impact and outcome of the labor negotiations and other factors described from time to time in America West’s publicly available SEC reports. We caution you that these risks may not be exhaustive. We operate in a continually changing business environment, and new risks emerge from time to time. America West undertakes no obligation to publicly update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.